UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

                       SecureTech Innovations, Inc.

 (Exact name of registrant as specified in its charter)

Wyoming (State or other jurisdiction of incorporation or organization)	82-0972782 (I.R.S. Employer Identification Number)

2355 Highway 36 West, Suite 400, Roseville, MN (Address of principal executive officers)	55113 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of each exchange on which each class is to be registered

None	None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-223078

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $0.001 par value

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant’s Securities to be Registered.

A description of the Registrant’s Common Stock is set forth under the caption “Description of Securities” contained in the prospectus included in the Company’s Registration Statement on Form S-1 (File No. 333-223078) as originally filed with the

Securities and Exchange Commission on February 16, 2018 (“Registration Statement”), and in the prospectus included in the Registration Statement, is hereby incorporated by reference in response to this item.

Item 2.  Exhibits.

Exhibit Number	Title of Document	Location

3.1	Articles of Incorporation	Incorporated by reference to registration statement on Form S-1 (File No. 333-223078) filed on February 16, 2018
3.2	Bylaws	Incorporated by reference to registration statement on Form S-1 (File No. 333-223078) filed on February 16, 2018
3.3	Amendment to Articles of Incorporation dated December 20, 2017	Incorporated by reference to registration statement on Form S-1 (File No. 333-223078) filed on February 16, 2018

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

SECURETECH INNOVATIONS, INC.

Dated: April 24, 2018	By:	/s/ Kao Lee
Kao Lee President and Chief Executive Officer